EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163227 and 333-163226 on Form S-8 of DIRECTV (formerly, The DIRECTV Group, Inc.) of our report dated May 22, 2009, relating to the 2008 financial statement of the DIRECTV Thrift & Savings Plan appearing in this Annual Report on Form 11-K of the DIRECTV Thrift & Savings Plan for the year ended November 30, 2009.

DELOITTE & TOUCHE LLP

Los Angeles, California

May 19, 2010